UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawinskylaan 913 Tower A, Level 9 1077 XX Amsterdam The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2020, Core Laboratories N.V. (the “Company”) and Core Laboratories (U.S.) Interests Holdings, Inc. (the “Issuer”) completed a private placement of $60 million in aggregate principal amount of the Issuer's senior notes with $45 million due 2026 (the “2026 Notes”) at an interest rate of 4.09% and $15 million due 2028 (the “2028 Notes”) at an interest rate of 4.38%. These senior notes will be issued and funded at the closing scheduled for January 12, 2021. The 2026 Notes and the 2028 Notes (collectively, the “Notes”) were issued in a private transaction and will not be subject to the registration requirements of the Securities Act of 1933. The Notes are guaranteed by the Company and certain of its subsidiaries. The Company intends to use the net proceeds of the offering to reduce the Company's current balance under the existing credit facility.

The Notes will mature on January 12, 2026 and 2028 for the 2026 Notes and the 2028 Notes, respectively, with interest payable semi-annually on June 30 and December 30 of each year, commencing June 30, 2021. The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company's existing and future senior indebtedness; senior in right of payment to any future subordinated indebtedness; and effectively junior to the Company's future secured indebtedness, if any. The Notes are structurally subordinated to all existing and future indebtedness and all other obligations of its subsidiaries. The Company may redeem, at its option, all or part of the Notes at any time prior to maturity at the applicable make-whole redemption prices plus accrued and unpaid interest to the date of redemption. The terms of the Notes are governed by a Note Purchase Agreement dated as of October 16, 2020 (the “Agreement”), between the Company, the Issuer and the purchasers of the Notes. The Agreement contains certain covenants, including limitations on liens and asset sales. The Agreement also requires the Company to maintain certain financial covenants including:

•To maintain a Coverage Ratio (as defined in the Agreement);

•To not exceed a Leverage Ratio (as defined in the Agreement); and

•To not allow Priority Indebtedness (as defined in the Agreement) to exceed 15% of Consolidated Total Assets (as defined in the Agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
10.1	Note Purchase Agreement, dated as of October 16, 2020.
99.1	Press release issued on October 16, 2020

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1	Note Purchase Agreement, dated as of October 16, 2020.
99.1	Press release issued on October 16, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: October 16, 2020	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer